THE WESTERN TRANSMEDIA COMPANY, INC. AND SUBSIDIARY

                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)



                                                              For the Six Months                   For the Three Months
                                                                Ended June 30,                        Ended June 30,
                                                                --------------                        --------------

                                                           1996               1995                1996              1995
                                                           ----               ----                ----              ----


PRIMARY EARNINGS:  NET
INCOME (LOSS) APPLICABLE
TO COMMON STOCK                                           $ (15,341)          $    97,829         $ (27,484)        $ (14,728)
                                                          =========           ===========         =========         =========

Weighted average number of common
shares outstanding                                         7,903,421            7,868,808          7,903,421         7,868,190

Assumed conversions of stock options                          27,398              106,944             27,586           107,457
                                                           ---------            ---------          ---------         ---------

TOTAL WEIGHTED AVERAGE
SHARES OUTSTANDING                                         7,930,819            7,975,752          7,931,007         7,975,647
                                                           =========            =========          =========         =========

PRIMARY EARNINGS (LOSS) PER
COMMON SHARE:

Continuing operations                                     $    --            $        .01        $    --           $    --
                                                          ==========         ============        ===========       =======



                                                                      Exhibit 11